Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(111,024)
Unrealized Gain (Loss) on Market Value of Futures	(134,492)
Dividend Income	58
Interest Income	24
Total Income (Loss)	$(245,434)

Expenses
Professional Fees	$8,708
General Partner Management Fees	1,522
SEC & FINRA Registration Expense	600
Brokerage Commissions	177
Prepaid Insurance Expense	50
NYMEX License Fee	37
Non-interested Directors' Fees and Expenses	32
Total Expenses	11,126
Expense Waiver	(9,225)
Net Expenses	$1,901
Net Income (Loss)	$(247,335)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$3,208,781
Net Income (Loss)	(247,335)

Net Asset Value End of Month	$2,961,446
Net Asset Value Per Share (100,000 Shares)	$29.61

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612